Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Professional Holding Corp. of our report dated March 27, 2020 on the consolidated financial statements of Professional Holding Corp.

/s/ Crowe LLP

Fort Lauderdale, Florida

April 1, 2020